FIRST AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, is effective as of March 22, 2019, is made by and among Predictive Technology Group, Inc. (“Acquiror Company”), a Nevada corporation,  each of the Persons listed on Exhibit A hereto and Taueret Laboratories, L.L.C., a Utah limited liability company (the “Company”).

W I T N E S S E T H:

A. The parties entered into an agreement captioned “Securities Purchase Agreement” on or about the 1st day of January, 2019 (the “Initial Agreement”).

B. The parties desire to amend the Securities Purchase Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.2 “Acquiror Company Shares” has the meaning set forth in Section 3.1.6(a).

1.3 “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.4 “Agreement” means this First Amended and Restated Securities Purchase Agreement, including all Schedules and Exhibits hereto, as this First Amended and Restated Securities Purchase Agreement may be from time to time amended, modified or supplemented.

1.5 “Closing Date” has the meaning set forth in Section 2.3.

1.6 “Code” means the Internal Revenue Code of 1986, as amended.

1.7 “Company” has the meaning set forth in the first paragraph of the Agreement.

1.8 “Company Units” or “Percentage Interest” means the fractional and proportional economic interest in the Company acquired by a Member representing the economic rights of a Member to share in distributions of cash and other property from the Company pursuant to the Utah Revised Uniform Limited Liability Company Act and this Agreement, together with the Member’s distributive share of the Company’s profits and losses.

1.9 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.10 “Company Balance Sheet” means the Company’s consolidated balance sheet at December 31, 2018.

1.11 “Company Board” means the Board of Managers of the Company.

1.12 “Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

1.13 “Consideration” has the meaning set forth in Section 2.1 hereto.

1.14 "Due Diligence Documents” shall mean the documents referenced in Section 2.4 hereto.

1.15 “Due Diligence Period” has the meaning set forth in Section 2.4.

1.16 “Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.17 “Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.18 “Exchange” has the meaning set forth in Section 2.1.

1.19 “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.20 “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.21 “Final Payment” has the meaning set forth in Section 2.1.2.

1.22 “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.23 “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.24 “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.25 “Initial Agreement” has the meaning set forth in the recitals.

1.26 “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.27 “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.28 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.29 “Material Adverse Effect” means, when used with respect to the Acquiror Company, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company operates.

1.30 “Material Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company, of the type that the Acquiror Company will be required to file with the Commission following the consummation of the transactions contemplated hereby.

1.31  “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.32 “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.33 “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

1.34 “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

1.35 “Preeclampsia IP” shall have the meaning set forth in Section 2.1.3.

1.36 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.37 “Regulation D” means Regulation D under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.38 “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.39 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.40 “Members” and individually, a “Member”, means the Persons listed on Exhibit A hereto.

1.41 “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.42 “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.43 “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.44 “U.S.” means the United States of America.

SECTION II

CONSIDERATION

2.1 Consideration. At the Closing, each Member shall transfer to the Acquiror Company the number of Company Units set forth on the form attached hereto as Exhibit B, and, in consideration therefor, and subject to Section 2.2 hereof, Acquiror Company shall pay to such Member the amounts set forth in Exhibit B (the “Exchange”). The total aggregate consideration to be paid by Acquiror Company shall be NINE MILLION SEVEN HUNDRED FORTY-SEVEN THOUSAND EIGHT HUNDRED DOLLARS ($9,747,800) (the “Consideration”).

2.1.1   Payment at Closing. Consideration in the amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000) will be paid to the Members in the amounts set forth on Exhibit B on or before the Closing Date. This consideration may be paid with Acquiror Company Shares with a value (based on the trading price of the Acquiror Company’s securities on the trading day immediately preceding the Closing Date) equal to the payment due at Closing.

2.1.2   Subsequent Payment. The remaining consideration of EIGHT MILLION FIVE HUNDRED FORTY-SEVEN THOUSAND EIGHT HUNDRED DOLLARS ($8,547,800) will be paid to the Members in the amounts set forth on Exhibit B on or before December 31, 2020 (the “Final Payment”). The Final Payment shall be paid in cash.

2.1.3 Condition Precedent to Final Payment. Notwithstanding any other provision of this Agreement, in the event the Acquiror Company, in its sole discretion, is not satisfied with the progress of the commercialization efforts relating to preeclampsia at any time prior to payment of the Final Payment, then the Acquiror Company may elect to assign to the Members all of the Intellectual Property held by the Company on the Closing Date relating to preeclampsia in addition to any new development and research data relating to Preclampsia (the “Preeclampsia IP”) in lieu of paying the Final Payment. A list of the Preeclampsia IP is set forth in Exhibit C. Upon such assignment of said preeclampsia Intellectual Property the Final Payment will be deemed to have been paid in full and no further amounts shall be owed by the Acquiror Company in connection with the Final Payment.

2.2 Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Consideration otherwise payable pursuant to this Agreement to any Member such amounts only as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Member in respect of which such deduction and withholding was made.

2.3 Closing Date. The closing of the Exchange will occur on or before March 31, 2019, at such date as all of the closing conditions set forth in Sections VII and VIII have been satisfied or waived (the “Closing Date”).

2.4 Due Diligence Period; Termination.  The Members shall cause the Company to provide Acquiror Company with such due diligence documents relating to Company as the Acquiror Company may reasonably request (the “Due Diligence Documents”). The Acquiror Company shall have a until the Closing Date to review the Due Diligence Documents (the “Due Diligence Period”). The obligations of the Acquiror Company under this Agreement are expressly conditioned and contingent upon Acquiror Company’s satisfaction with and approval of all aspects of the Due Diligence Documents and any and all other matters Acquiror Company deems relevant within the Due Diligence Period. If within the Due Diligence Period the Acquiror Company shall for any reason whatsoever, in Acquiror Company’s sole discretion, disapprove of or be dissatisfied with the Due Diligence Documents or any other matter relating to this transaction, then the Acquiror Company is entitled to terminate this Agreement. If this Agreement terminates pursuant to the provisions of this Section 2.4, then neither party shall have any further obligations under this Agreement to the other except pursuant to any provision hereof which expressly survives the termination of this Agreement. Notwithstanding any other provision in this Agreement, Acquiror Company will be deemed to have exercised the termination right set forth in this Section 2.4 unless, on or prior to the Closing Date, Acquiror Company notifies the Company in writing that Acquiror Company is not exercising the termination right set forth in this Section 2.4.

SECTION III

REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS

3.1 Generally. Each Member, severally and not jointly, hereby represents and warrants to the Acquiror Company as of the date hereof, as of the Closing Date and as of each date a Member receives Acquiror Company Shares:

3.1.1   Authority. Such Member has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Member is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Member is a party, and to perform such Member’s obligations under this Agreement and each of the Transaction Documents to which such Member is a party. This Agreement has been, and each of the Transaction Documents to which such Member is a party will be, duly and validly authorized and approved, executed and delivered by such Member. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Member, this Agreement is, and each of the Transaction Documents to which such Member is a party have been, duly authorized, executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

3.1.2   No Conflict. Neither the execution or delivery by such Member of this Agreement or any Transaction Document to which such Member is a party, nor the consummation or performance by such Member of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Member (if such Member is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Member is a party or by which the properties or assets of such Member are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Member, or any of the properties or assets of such Member, may be subject.

3.1.3   Ownership of Company Units. Such Member owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Member’s Company Units free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Member is a party or by which such Member or such Member’s Company Units are bound with respect to the issuance, sale, transfer, voting or registration of such Member’s Company Units. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Member’s Company Units free and clear of any and all Liens, and upon the entry of the Acquiror Company into the register of members of the Company, the Acquiror Company shall have acquired good, valid and marketable title to such Member’s Company Units free and clear of any and all Liens.

3.1.4   Litigation. There is no pending Proceeding against such Member that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Member, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

3.1.5   No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Member will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

3.1.6   Investor Representations.

(a) Acknowledgment. Each Member understands and agrees that to the extent Acquiror Company shares of common stock (“Acquiror Company Shares”) are issued as payment of Consideration hereunder, such Acquiror Company Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

(b) Status. That such Member is an Accredited Investor as defined in Regulation D. Each Member severally understands that the Acquiror Company Shares are being offered and sold to such Member in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Member set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

(c) Stock Legends. The certificates evidencing the Acquiror Company Shares issued to those Members, and each certificate issued in transfer thereof, will bear the following legend or a legend similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(d) Opinion. No Member will transfer any or all of the Acquiror Company Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Member’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(e) Consent. Each Member understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Member complies with this Section 3.1.6. Each Member consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s common stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

(f) Each Member has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Member’s interests in connection with the transactions contemplated by this Agreement. Such Member has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

(g) Each Member understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing Member’s entire investment in the Acquiror Company Shares.

(h) Each Member has had access to the Acquiror Company’s publicly filed reports. Each Member has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such Member has requested and all such public information is sufficient for such Member to evaluate the risks of investing in the Acquiror Company Shares.

(i) Each Member has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

(j) The Members are not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

(k) Each Member is acquiring the Acquiror Company Shares for such Member’s own account, for investment and not for distribution or resale to others.

(l) Each Member represents that the address furnished by such Member in Exhibit A is such Member’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

(m) Each Member understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such Member and that any representation to the contrary is a criminal offense.

(n) Each Member acknowledges that the representations, warranties and agreements made by such Member herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Acquiror Company as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the State of Utah, has all requisite authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof, except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, cause a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

4.2 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Company have been delivered to the Acquiror Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. The Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

4.3 Authorization and Validity of this Agreement. The execution and performance of this Agreement has been duly authorized by all necessary action, does not require from the Board or Members of the Company any consent or approval that has not been validly and lawfully obtained, requires no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

4.4 No Violation. None of the execution, delivery or performance by the Company of any Transaction Document to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any material Lien under, any material agreement or instrument to which the Company is a party or by which the Company is or will be bound or subject, or violate any laws.

4.5 Binding Obligations. Assuming each such agreement and instrument has been duly and validly authorized, executed and delivered by the other Parties thereto, all agreements or instruments contemplated hereby to which the Company is a party, have been duly authorized, executed and delivered by the Company and are the legal, valid and binding Agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.6 Capitalization and Related Matters.

4.6.1   Capitalization. The fully paid membership interests, accounting for 100% ownership in the Company, are detailed in Exhibit A. There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any preferred equity or any other equity ownership of the Company. All issued and outstanding Company Units are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

4.6.2   No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding Company Units or other equity of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

4.6.3   Duly Authorized. The issuance of the Company Units has been duly authorized, and the Company Units have been validly issued and are fully paid and nonassessable.

4.7 Members. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding membership interests. Except as expressly provided in this Agreement or as set forth on a Schedule hereto, no holder of Company Units or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Company Units or otherwise. There is no voting trust, agreement or arrangement among any of the Members of any capital stock of the Company affecting the exercise of the voting rights of any such capital stock.

4.8 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, the Company is not, or is alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which the Company’s properties, assets or rights are bound or affected. To the knowledge of the Members, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Members, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.9 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Members’ knowledge, no such Proceeding has been threatened.

4.10 No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Members will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.11 Absence of Undisclosed Liabilities. Except as set forth in the Transaction Documents, the Company does not have any material debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Members) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Company Balance Sheet, incurred in the ordinary course of business or incurred in connection with the transactions contemplated in the Transaction Documents. The Company Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Members) as at December 31, 2018, in all material respects. The Company has not changed its method of accounting or the accounting principles or practices used in preparation of the Company Balance Sheet.

4.12  Changes. Except as set forth in the Transaction Documents, the Company has not, since December 31, 2018:

4.12.1   Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the Transaction Documents.

4.12.2   Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

4.12.3   Loans. Made any loans or advances to any Person;

4.12.4   Liens. Created or permitted to exist any material Lien on any material property or asset of the Company, other than Permitted Liens;

4.12.5   Material Company Contracts. Terminated or modified any Material Company Contract, except for termination upon expiration in accordance with the terms thereof;

4.12.6   Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby;

4.12.7   Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $15,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business or in connection with the Transaction Documents and the transaction contemplated thereby;

4.12.8   Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby;

4.12.9   Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

4.12.10   Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or any assets of, any other Person;

4.12.11   Agreements. Except as set forth in the Transaction Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

4.13 Material Company Contracts. The Company has made available to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification thereto. Each Material Company Contract is a valid and binding agreement of the Company that is party thereto, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally, and is in full force and effect.

4.14 Tax Returns and Audits.

4.14.1   Tax Returns. The Company has filed all Tax Returns required to be filed by or on behalf of the Company and has paid all Taxes that the Company is required to have been paid (whether or not reflected on any Tax Return). (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to Company that the Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof.

4.14.2   No Disputes. To the knowledge of the Members, there is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor is any such claim or dispute pending or contemplated.

4.15 Material Assets. The financial statements of the Company provided to Acquiring Company set forth the material properties and assets (real and personal) owned or leased by the Company. A list of all assets of the Company is attached as Exhibit D. Unless noted otherwise on Exhibit D, the Company has good and marketable title to all of the assets identified in Exhibit D, free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

4.16 Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Members, threatened against or affecting the Company or the Company properties, assets, business or employees. To the knowledge of the Members, there is no fact that might result in or form the basis for any such Proceeding. The Company is not subject to any Orders.

4.17 Intellectual Property.

4.17.1   To the knowledge of the Members, the Company owns or has licenses for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property that is used, exercised, or exploited (“Used”) in its business as currently conducted or proposed to be conducted (the “Company Intellectual Property”). No Company Intellectual Property (excluding Intellectual Property licensed to the Company on a nonexclusive basis) was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. To the knowledge of the Members, the Company Intellectual Property and the Company’s use of such Company Intellectual Property does not infringe or misappropriate any proprietary or intellectual property rights of any third party (“Infringement”). The Company has not received any communication alleging or suggesting that or questioning whether the Company has been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement.

4.17.2   There is, to the knowledge of the Members, no unauthorized Use, disclosure, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee, former employee, contractor or former contractor of the Company. The Company has not indemnified any third party against infringement of any third party Intellectual Property rights.

4.17.3   The Company has taken commercially reasonable steps to protect and preserve the confidentiality of the Company’s trade secrets that are not otherwise disclosed in published patents or patent applications or registered copyrights (the “Company Confidential Information”).

4.17.4   To the Members’ knowledge, the Company is not using without authorization or permission (i) any inventions of any of its past or present employees or past or present contractors made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secrets of any former employer of any such person.

4.17.5. Exhibit D includes a true and accurate list of all Intellectual Property (i) owned by the Company and (ii) Used by the Company.

4.18 Stock Option Plans; Employee Benefits.

4.18.1 The Company has no stock option plans providing for the grant by the Company of stock options to directors, officers or employees.

4.18.2  The Company will provide a disclosure as part of the Transaction Documents listing any employee benefit plans, defined compensation plans, or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Company.

4.19 Environmental and Safety Matters. Except as would not have a Material Adverse Effect:

4.19.1   The Company has at all times been and is in compliance with all Environmental Laws applicable to such companies.

4.19.2   There are no Proceedings pending or threatened against the Company alleging the violation of any Environmental Law or Environmental Permit applicable to tbe Company or alleging that the Company is a potentially responsible party for any environmental site contamination.

4.20 Title to and Condition of Properties. The Company owns no real property, and holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Company.

4.21 Due Diligence Documents. The Company has made available to the Acquiror Company, true, correct and complete copies of the Due Diligence Documents as they related to the Company, including each amendment, supplement and modification thereto.

SECTION V

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

The Acquiror Company represents and warrants to the Members and the Company as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

5.2 Authorization. The Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board or the stockholders of the Acquiror Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person, other than filings required by the Commission for transactions of the type contemplated by this Agreement.

5.3 No Violation.  None of the execution, delivery or performance by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation by the Acquiror Company of the transactions contemplated hereby will (a) violate any provision of its Organizational Documents, (b) violate or conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any material Lien under, any material agreement or instrument to which the Acquiror Company is a party or by which the Acquiror Company is or will be bound or subject, or violate any laws, (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.4 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

SECTION VI

CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Company Units and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

6.1 Accuracy of Representations. The representations and warranties of the Members and the Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Members set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

6.2 Performance by the Company and Members.

6.2.1   All of the covenants and obligations that the Members are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

6.2.2   Each document required to be delivered by the Members pursuant to this Agreement must have been delivered.

6.2.3 Each of the Members enter into an. Eighteen month noncompete in substantially the same form as attached hereto as Exhibit E.

6.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

6.4 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Members for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Members, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

6.5 Documents. The Members must deliver to the Acquiror Company at the Closing (i)  certificates evidencing the number of Company Units held by each Member (as set forth on Exhibit B), along with executed transfer forms transferring such Company Units to the Acquiror Company together with a certified copy of a Board resolution of the Company approving the registration of the transfer of such Company Units, and (ii) each of the Transaction Documents to which the Company and/or the Members is a party, duly executed.

6.6 No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company or any Member, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

6.7 No Due Diligence Termination.  The Acquiror Company shall not have terminated this Agreement or be deemed to have terminated this Agreement during the Due Diligence Period as described in Section 2.4 hereto.

6.8 Final Payment. Payment of the Final Payment is subject to the terms and conditions set forth in Section 2.1.3.

SECTION VII

CONDITIONS PRECEDENT OF THE MEMBERS

The Members’ obligation to transfer the Company Units and to take the other actions required to be taken by the Members in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Members jointly, in whole or in part):

7.1 Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror Company and Members set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

7.2 Performance by the Acquiror Company.

7.2.1   All of the covenants and obligations that the Acquiror Company are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects, including, without limitation, the actions relating to the directors of the Acquiror Company.

7.2.2   Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

7.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

7.4 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

7.5 Documents. The Acquiror Company must have caused each of the Transaction Documents to which the Acquiror Company is a party, duly executed to be delivered to the Members.

7.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Member, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

SECTION VIII

GENERAL PROVISIONS

8.1 Expenses. Except as otherwise expressly provided in this Agreement, each party shall be responsible for its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

8.2 Public Announcements. The Acquiror Company will, if required, file a Current Report on Form 8-K disclosing the consummation of the transactions consummated on the Closing. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

8.3 Confidentiality.

8.3.1   Subsequent to the date of this Agreement, the Acquiror Company, the Members and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

8.3.2   In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 8.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

8.3.3   If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

8.3.4   Nothing contained herein will affect the continued effectiveness of the Confidentiality Agreement previously executed by Acquiror Company and the Company.

8.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror Company: Predictive Technology Group, Inc. Attn: President 2735 Parleys Way, Suite 205 Salt Lake City, Utah 84109

If to the Company: Taueret Laboratories, LLC Attn: President 2749 E Parleys Way, Suite 100 Salt Lake City, Utah 84109 If to the Members To the Members at the address set forth in Exhibit A hereto.	with a copy to: Kenneth Ward PO Box 17654 Salt Lake City, Utah 84117

8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in Utah. By its execution hereof, each party hereto consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in Utah and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon the applicable party in Utah and in the city or county in which such other court is located. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

8.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

8.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.8 Entire Agreement and Modification. This Agreement amends and restates the Initial Agreement in its entirety and supersedes all prior agreements between the parties with respect this Agreement’s subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

8.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

8.13 No Shop. Until the earlier of the Closing Date or the date of termination of this Agreement, neither the Company nor any Member shall (nor will they permit any of their respective Affiliates to), directly or indirectly, take any of the following actions with any Person other than Acquiror Company and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire (A) the

Company and/or any of its assets or (B) any interest in the Company whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction to the extent such transaction would be consummated prior to the earlier of the consummation of the transactions contemplated hereby or the termination of this Agreement, (ii) assist or cooperate with any Person to make any proposal to purchase any significant interest in the Company or any of the  Company’s assets, or (iii) enter into any agreement with any Person providing for the acquisition of the Company or the Company's assets (whether by way of merger, purchase of assets, tender offer or otherwise).  In the event the Company or any Member or any of their respective Affiliates shall receive any offer or proposal, directly or indirectly, of the type referred to in clauses (i) or (iii) above, Members shall immediately inform Acquiror Company as to any such offer or proposal and will cooperate with Acquiror Company by furnishing any information it may reasonably request.

8.14 Lock-Up. The Members agree that, without the prior written consent of the Acquiror Company, for a period beginning on the date hereof and ending on the one year anniversary of this Agreement, the Members will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Acquiror Company Shares acquired by a Member, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Acquiror Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Acquiror Company Shares or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the one year anniversary of the date of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Securities Purchase Agreement as of the date first written above.

Acquiror Company:
Predictive Technology Group, Inc. Signed: /s/ Bradley C. Robinson Printed name: Bradley C. Robinson Title: CEO/President
Taueret Laboratories, L.L.C. Signed: Allen Ward Printed name: Allen Ward Title: President

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned Member has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member

Signed: Kenneth Ward

Printed name: Kenneth Ward

Title: Trustee, Kenneth Ward Revocable Trust

Signed: /s/Lesa Nelson

Printed name: Lesa Nelson

Title: COO

Signed: /s/Allen Ward

Printed name: Allen Ward

Title: President, Member

Signed: /s/ Linda Gould

Printed name: Linda Gould

Title: VP Business Affairs

Signed: /s/ Kathleen Brown

Printed name: Kathleen Brown

Title: Member

EXHIBIT A

Members

Name and Address of Member

KENNETH WARD REVOCABLE TRUST

P.O. BOX 17654

SALT LAKE CITY, UT 84117

LESA NELSON

3246 BIG SPRUCE WAY

PARK CITY, UT 84098

ALLEN WARD

PO BOX 9515

SALT LAKE CITY, UT 84109

LINDA F. GOULD

P.O. BOX 17654

SALT LAKE CITY, UT 84117

KATHLEEN BROWN

4413 NW 67TH AVENUE

CORAL SPRINGS, FL 33067

A-1

EXHIBIT B

Company Units and Acquiror Company Consideration to be Exchanged

Member	Percentage Interest to be Delivered by Member	Consideration to be Paid to Member	Payment at Closing*	Final Payment**
Kenneth Ward Revocable Trust	70.6108%	$6,882,999.56	$847,329.60	$6,035,670
Lesa Nelson	15.4054%	$1,501,687.58	$184,864.80	$1,316,823
Allen Ward	6.8000%	$662,850.40	$81,600.00	$581,250
Linda Gould	4.1081%	$400,449.37	$49,297.20	$351,152
Kathleen Brown	3.0757%	$299,813.08	$36,908.40	$262,905

* May be paid in cash or Acquiror Company Shares, at the election of Acquiror Company.

** To be paid in cash.

B-1

EXHIBIT C

(DESCRIPTION OF PREECLAMPSIA IP)

•Patents covering potential predictive markers of preeclampsia (3 provisional, 1 utility patent application)

•Cardio-Vascular Risk Assessment Screen for preeclampsia test design

•Any new development and/or research data relating to preeclampsia

C-1

EXHIBIT D

List of Taueret Assets

Working Capital Cash and equivalents at closing date less short-term liabilities
Investments None

Lab Equipment

Thermo Fisher ION Torrent S5 Prime System Sequencer w/ Server [Lien/debt notice: $61,930.66 owed on equipment lease ($1 buyout) as of 01/01/19 | $170,000 original equipment value on 06/08/18]

Thermo Fisher ION Torrent Proton Sequencer w/ Server

Thermo Fisher ION Torrent ION CHEF

(1) Perkin Elmer Chemagic MSM1 Automated Extraction

(2)  Biomek Liquid Handler Robot

(2)  Thermo Fisher GeneChip Scanner Systems w/ Additional (2) Fluidics Stations

Thermo Fisher 7900HT Fast Real-Time PCR System

(13) 9700 Gene Amp PCR Systems

Thermo Fisher NanoDrop One

Agilent 2100 Bioanalyzer

(Various) Centrifuges

(Various) Freezers, Dairy Cases & Refrigerators

Lab hoods / supporting equipment

Various small equipment valued under $7,500 FMV, detail available upon request

Major Thermo Fisher lab equipment is protected under warranty or active service contract, with installation or planned maintenance performed within the last calendar year

IT Equipment & Software

LIMS Software, Including Development

Network, Servers, Storage, Firewalls, Switches and Ancillary Equipment

Workstations, Laptops, Personal Computers

Various small equipment valued under $7,500 FMV, detail available upon request

Furniture / Storage Lab Furnishings/Benches and Storage Cubicles, Desks, Filing Cabinets, Chairs
Major Leasehold Improvements Electrical and Emergency Power Infrastructure IT and Networking Infrastructure Water Treatment System and Access Points A/C Systems – Freezer Room and Server Room
Lab Consumables

Preeclampsia Intellectual Property

Patents covering potential predictive markers of preeclampsia (3 provisional, 1 utility patent application)

Cardio-Vascular Risk Assessment Screen for preeclampsia test design

COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES (A) AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF THE PREECLAMPSIA INTELLECTUAL PROPERTY, (B) AS TO THE ACTUAL OR LIKELY SCOPE OF CLAIMS, IF ANY, THAT MAY ISSUE FROM PATENTS FILLED FOR THE INTELLECTUAL PROPERTY.

Accreditations and Licenses CAP (7207154) /CLIA (46D1077919) Laboratory State Licenses (California, Florida, Maryland, Pennsylvania, and Rhode Island)
Laboratory Protocols and Procedures Quality System Test Protocols Laboratory Documentation and Records

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EXHIBIT E

Form of Noncompete Agreement

THIS NON-COMPETE AGREEMENT (the "Agreement") is made as of this __ day of ________, 2019, (the “Effective Date”) by and between PREDICTIVE TECHNOLOGY GROUP, INC., a Nevada corporation ("Company"), and ___________________, a __________ ("Executive").

WHEREAS, Company and Taueret Laboratories, L.L.C. entered into a Securities Purchase Agreement, effective the 1st day of January, 2019 (the “Purchase Agreement”), pursuant to which, among other things, the Company may acquire the outstanding equity securities of Taueret Laboratories, L.L.C.; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Covenant Not to Compete. Executive undertakes and agrees as follows:

FOR A PERIOD OF EIGHTEEN (18) MONTHS FROM THE DATE HEREOF, EXECUTIVE MAY NOT COMPETE WITH COMPANY IN THE UNITED STATES, BY ENGAGING IN THE BUSINESS OF RESEARCH, DEVELOPMENT AND/OR COMMERCIALIZATION OF GENETIC PROGNOSTIC AND/OR DIAGNOSTIC TESTS IN THE FIELD OF WOMEN’S HEALTH. IN ADDITION, DURING SAID EIGHTEEN (18) MONTH PERIOD EXECUTIVE AGREES NOT TO INDUCE, ENTICE, HIRE OR ATTEMPT TO HIRE OR EMPLOY ANY EMPLOYEE OF COMPANY ON THE DATE HEREOF TO ENGAGE IN ANY SUCH COMPETITIVE BUSINESS. NOTWITHSTANDING THE FOREGOING, THIS COVENANT NOT TO COMPETE WILL NOT BE EFFECTIVE (i) WITH RESPECT TO ANY WORK THE EXECUTIVE DOES FOR JUNEAU BIOSCIENCES, LLC OR (ii) IF THE COMPANY ELECTS NOT TO MAKE THE “FINAL PAYMENT” AS DESCRIBED IN THE SECURITIES PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND THE MEMBERS OF TAUERET LABORATORIES, L.L.C.

2. Payment. The consideration for this Agreement is, in part, Executive’s portion of the consideration payable to the members of Taueret Laboratories, L.L.C. in connection with the Purchase Agreement.

3. Post Termination Employment. Executive acknowledges that (i) Executive will be able to earn a livelihood without violating the above restrictions; and (ii) that Executive’s ability to earn a livelihood without violating such restrictions is a material condition to Company entering into this Agreement.

4. Injunctive Relief. Executive further acknowledges: (i) that compliance with Section 1 above is necessary to protect the business and goodwill of Company, and (ii) that a breach of that section will irreparably and continually damage Company for which money damages may not be adequate.

a. Consequently, Executive agrees that, in the event of a breach or a threat to breach any of these covenants, Company shall be entitled to both (i) a preliminary or permanent injunction in order to prevent the continuation of such harm, and (ii) money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit Company from also pursuing any other remedy, the parties having agreed that all remedies shall be cumulative.

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b.  Without limiting the foregoing, as such money damages for the period of time during which Executive violates these covenants, Company shall be entitled to recover the amount of fees, compensation or other remuneration earned by Executive from any such breach.

5. Blue Pencil Provision. The parties have attempted to limit Executive’s right to compete only to the extent necessary to protect Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that if the duration or geographical extent of, or business activities covered by Section 1, are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable.  Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. Any reduction in the scope of Section 1 shall not be accompanied by a corresponding reduction in and to the quarterly payments required by Section 2.

6. Severability. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Executive and Company. Any claim that Executive may have against Company shall not constitute a defense to enforcement by Company of this Agreement.

7. Specific Performance and Consent to Injunctive Relief. Irreparable harm should be presumed if Executive breaches any covenant in this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to this Agreement, and Company is depending upon absolute compliance. Damages would probably be very difficult to ascertain if Executive breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of Company in many important ways. In light of these facts, Executive agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of Company.

8. Notices. All notices required under this Agreement shall be made in writing and shall be deemed given when given in the manner described in the Purchase Agreement.

9. Merger. This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants, or conditions, whether oral or written, express or implied, to the extent that they contradict or conflict with the terms and conditions hereof.

10. Choice of Law. This Agreement shall be governed by and enforced under the laws of the State of Utah applicable to contracts made and performed in Utah.

11. Third-Party Benefit

 Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

12. Withholding Taxes

 Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

13. Counterparts. This Agreement and any amendments, waivers, consents, supplements may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed

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and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopy or similar electronic medium shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopy or similar electronic medium shall also deliver a manually executed counterpart of this Agreement; provided that the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

14. Successors and Assigns.  All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not.  This Agreement shall not be assignable by any party hereto without the written consent of the other, except that Company shall have the right to assign its rights hereunder to any affiliate of Company, and Company may assign its rights and obligations hereunder to any third parties succeeding to all or substantially all of the assets of Company or all or substantially all of the assets of any division or office of Company, provided, however, that no such assignment shall relieve Company of any of its obligations hereunder in the event such acquirer fails to perform such obligations.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective on the date first written above.

PREDICTIVE TECHNOLOGUY GROUP, INC. By: _______________________________ Its:	EXECUTIVE __________________________________

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